                                                                     EXHIBIT 3.4

                             ARTICLES OF AMENDMENT

                                      OF

                         COMMONWEALTH BANKSHARES, INC.

     1.   The name of the Corporation is Commonwealth Bankshares, Inc.

     2. Article III, Capitalization of the Corporation's Articles of Incorporation shall be amended to read as follows:

     "Section 1.  Number of Shares

          The aggregate number of shares of Capital Stock which the Corporation shall have authority to issue, the class and the par value per share thereof are as follows:

                                                                 Par Value
          Class               Number of Shares                   Per Share
          -----               ----------------                   ----------

          Common                  5,000,000                        $ 2.50
          Preferred                 300,000                        $25.00"

     3. The amendment was adopted by the Corporation's Shareholders on February 29, 1996.

     4. The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group, and the total number of votes cast for and against the amendment by each voting group were as follows:

                       Number         Number        Number
                     Outstanding      Voted         Voted         Number
                    and Entitled       For         Against        Votes         Not
Class                 to Vote       Amendment     Amendment     Abstaining     Voted
-----               -----------     ---------     ---------     ----------     -----
Common                894,103        747,154       10,054         22,745      114,150

     5. Under the terms of the corporation's Articles of Incorporation, the number of votes cast for the amendment by each voting group was sufficient for approval by the voting group.

                                                   COMMONWEALTH BANKSHARES, INC.


                                                   By  /s/ John H. Gayle
                                                     ---------------------------
                                                       John H. Gayle
                                                       Senior Vice President and
                                                       Chief Financial Officer